UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
______________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report:

November 9, 2018

ProtoKinetix, Incorporated
(Exact name of registrant as specified in its charter)

Nevada	000-32917	94-3355026
State of Incorporation	Commission File Number	IRS Employer Identification No.

412 Mulberry Street
Marietta, Ohio 45750  USA
Address of principal executive offices

304-299-5070
Telephone number, including
Area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⁯[_]  Written communications pursuant to Rule 425 under the Securities Act
⁯⁯[_]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act
⁯[_]  ⁯Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
⁯[_]  ⁯Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company ⁯[_]
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ⁯[_]

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On November 9, 2018, the Board of Directors of ProtoKinetix, Incorporated (the “Company”), amended the 2017 Stock Option and Stock Bonus Plan (the “2017 Plan”) to increase the aggregate number of shares that may be issued under the 2017 Plan from 30,000,000 to 50,000,000 shares subject to adjustment as provided therein (the amended 2017 Plan hereinafter referred to as the “Amended 2017 Plan”).

The Amended 2017 Plan also provides for the ability of the Board of Directors of the Company (the “Board”) to extend the exercise period of an option, and provides for flexibility in the event of a change in control of the Company or consolidation or merger.

To date 40,000,000 options have been granted under the Amended 2017 Plan.

Also on November 9, 2018, in connection with the continued service of certain directors, officers and consultants, the Board granted options pursuant to the Amended 2017 Plan to acquire shares of common stock of the Company at an exercise price of $0.09 per share as follows:

•
Clarence Smith (Director and CEO): 5,000,000 shares of common stock of the Company at an exercise price of $0.09 per share.  Pursuant to an option agreement between Mr. Smith and the Company, the option vests in quarterly installments of 1,250,000 shares of common stock beginning on March 31, 2019 until fully vested.  Prior to a change in control of the Company, the vesting schedule of the option shall immediately accelerate so that the option is fully vested and available for exercise by Mr. Smith.

•
Edward McDonough (Director): 1,000,000 shares of common stock of the Company at an exercise price of $0.09 per share.  Pursuant to an option agreement between Mr. McDonough and the Company, the option vests in quarterly installments of 250,000 shares of common stock beginning on March 31, 2019 until fully vested.  Prior to a change in control of the Company, the vesting schedule of the option shall immediately accelerate so that the option is fully vested and available for exercise by Mr. McDonough.

•
Michael Guzzetta (CFO): 4,000,000 shares of common stock of the Company at an exercise price of $0.09 per share.  Pursuant to an option agreement between Mr. Guzzetta and the Company, the option vests in quarterly installments of 1,000,000 shares of common stock beginning on March 31, 2019 until fully vested.  Prior to a change in control of the Company, the vesting schedule of the option shall immediately accelerate so that the option is fully vested and available for exercise by Mr. Guzzetta.

•
Grant Young (Consultant): 5,000,000 shares of common stock of the Company at an exercise price of $0.09 per share.  Pursuant to an option agreement between Mr. Young and the Company, the option vests in quarterly installments of 1,250,000 shares of common stock beginning on March 31, 2019 until fully vested.  Prior to a change in control of the Company, the vesting schedule of the option shall immediately accelerate so that the option is fully vested and available for exercise by Mr. Young.

The above listed options expire on November 8, 2023.  For these grants of options, no solicitation was used and the Company relied on the exemption from registration available under Section 4(a)(2) of the Securities Act of 1933, as amended (the “1933 Act”) and/or Rule 506(b) of Regulation D promulgated under the 1933 Act with respect to transactions by an issuer not involving any public offering.  No commissions were paid in connection with these issuances of securities.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

4.1 Amended 2017 Stock Option Plan and Stock Bonus Plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized, on the 12th day of November 2018.

ProtoKinetix, Incorporated

By:	/s/ Clarence E. Smith
Clarence E. Smith, President & CEO